UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of principal executive offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the "Audit Committee") of Weis Markets, Inc. (the "Company") has conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee invited several firms to participate in this process. As a result of this process, the Audit Committee approved the dismissal of Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm effective July 29, 2016.

The reports of EY on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 26, 2015 and December 27, 2014, and in the subsequent interim period through July 29, 2016, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report.

As disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2015 (the "2015 Form 10-Q"), management concluded that the Company did not maintain effective internal control over financial reporting as of September 26, 2015 as a result of the material weakness described in Item 4 of the Company's 2015 Form 10-Q, which description is incorporated herein by reference. The Audit Committee has discussed the matter described in this paragraph with EY and has authorized EY to respond fully to the inquiries of a successor accountant concerning such matter. The Company further advises that as of the date of this report, the material weakness discussed in this paragraph has been remediated.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that EY furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of EY's letter, dated August 4, 2016, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On July 29, 2016, the Audit Committee approved the engagement of RSM US LLP ("RSM") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, contingent upon completion of RSM's acceptance procedures. If RSM does not accept retention as the Company's independent registered public accounting firm, the Company will amend the Report. In deciding to engage RSM, the Audit Committee reviewed auditor independence and existing commercial relationships with RSM and concluded that RSM has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 26, 2015 and December 27, 2014, respectively, and in the subsequent interim period through July 29, 2016, neither the Company nor anyone acting on its behalf has consulted with RSM on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibit.

            16.1 Letter of Ernst & Young LLP dated August 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/ Scott F. Frost
Name: Scott F. Frost
Title: Senior Vice President, Chief Financial Officer,
and Treasurer
(Principal Financial Officer)

Dated: August 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP dated August 4, 2016